Investor Presentation December 2013 Exhibit 99.1

December 2013 Investor Presentation Forward-Looking Statement Statements made in this presentation that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, the outcome of regulatory proceedings, cost estimates of capital projects and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services including transportation and labor agreements; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates the companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including but not limited to cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; and other risks and uncertainties. This list of factors is not all-inclusive because it is not possible to predict all factors. Other risk factors are detailed from time to time in Great Plains Energy’s and KCP&L’s quarterly reports on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement. Great Plains Energy and KCP&L undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. 2

December 2013 Investor Presentation Recent Events 3 Financial Review • Third quarter 2013 earnings per share of $0.93 compared with $0.95 in 2012 • Narrowed 2013 earnings per share guidance range from $1.44 - $1.64 to $1.54 - $1.64 Operations Update • Filed abbreviated rate case in Kansas for La Cygne environmental upgrade requesting $12.1 million revenue increase • KCP&L and GMO requested authorization from the Missouri Public Service Commission to implement an accounting authority order to defer certain incremental transmission costs in docket EU-2014-0077 • Southwest Power Pool approved KCP&L and GMO’s request to novate two approved regional projects to Transource Missouri ‒ SPP submitted its approval for FERC acceptance to novate the projects. Acceptance expected by 1Q 2014 Common Stock Dividend • Increased quarterly dividend by 5.7% from $0.2175 cents per share to $0.23 per share or from $0.87 per share to $0.92 per share on an annual basis • Narrowed dividend target payout ratio range from 50% - 70% to 55% - 70%

Solid Vertically Integrated Midwest Utilities

Service Territories: KCP&L and GMO



KCP&L
GMO
Iowa
Nebraska
Kansas
Missouri

Business Highlights

- Solid Midwest fully regulated electric utility operating under the KCP&L brand
- Company attributes
  - Regulated operations in Kansas and Missouri
  - ~831,300 customers / 2,952 employees
  - ~6,600 MW of primarily low-cost coal baseload generation
  - ~3,600 circuit miles of transmission lines; ~22,300 circuit miles of distribution lines
  - ~$9.6 billion in assets at 2012YE
  - ~$5.7 billion in rate base

2012 Retail MWh Sold by Customer Type



39%
47%
14%
Residential
Commercial
Industrial

Total: ~ 22,992 MWhs[1]

2012 Retail MWh Sales by Jurisdiction



37%
28%
35%
Kansas
Missouri (KCP&L)
GMO

Total: ~ 22,992 MWhs[1]

2012 MWh Generated by Fuel Type



83%
14%
2%
1%
Coal
Nuclear
Natural Gas and oil
Wind

Total: ~ 27,953 MWhs[1]

[1] In thousands

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December 2013 Investor Presentation

December 2013 Investor Presentation Investment Thesis • Solid track record of execution and constructive regulatory treatment • Focused on providing competitive total shareholder returns through earnings growth and a competitive dividend • Flexible investment opportunities with improved risk profile • Well positioned on the environmental investment curve • Expect growing competitive transmission opportunities through Transource Energy, LLC 5

December 2013 Investor Presentation Track Record of Performance: Expanded Generation Capacity • Since 2005: – Increased baseload generation capacity by 56% – Added Iatan 2 to our fleet, a state-of-the-art coal fired power plant, providing flexibility to evaluate capacity additions and potential unit retirements Iatan 2, an 850-megawatt coal fired power plant recognized as the most efficient power plant in the U.S. by GP Strategies 6

December 2013 Investor Presentation Track Record of Performance: Improved Environmental Footprint • Since 2005, invested approximately $1 billion on state-of-the-art emission controls • Additional $700 million in investments, with clear timeline for compliance, for air emission controls • Providing customers with affordable, reliable energy while also improving regional air quality 7 SO2 NOX 2005 – 2012: Reduced SO2 and NOx emissions by 64%

December 2013 Investor Presentation Track Record of Performance: Regulatory Track Record • Since 2005: – Increased rate base by approximately 169% – Authorized revenue increases of approximately $691 million • Recovery mechanisms in place • Competitive retail rates on regional and national level Recovery Mechanisms • Energy Cost Adjustment (Rider): KCP&L – Kansas • Fuel Adjustment Clause (Rider): GMO • Quarterly Cost Adjustment (Rider): GMO Steam • Property Tax Surcharge (Rider): KCP&L – Kansas • Energy Efficiency Cost Recovery (Rider): KCP&L – Kansas • Pension and OPEB (Tracker): KCP&L – Missouri, KCP&L – Kansas and GMO • Demand-Side Investment Mechanism (Tracker): GMO • Renewable Energy Standards (Tracker): KCP&L– Missouri and GMO • Predetermination for La Cygne environmental upgrade project: KCP&L – Kansas • Construction Work in Progress in rate base (La Cygne only): KCP&L – Kansas 8

December 2013 Investor Presentation Focused on top tier customer satisfaction and operational excellence In 2013, awarded the most reliable utility for the Plains Region for seven consecutive years Targeting modest improvements in generation fleet to improve unit availability and performance Track Record of Performance: Operational Excellence KCP&L No. 1 in Plains Region 9

December 2013 Investor Presentation Earnings Credit Profile Regulatory Lag • Improved earnings benefiting from approximately $150 million in new retail rates in 2013 • Narrowed 2013 EPS guidance range to $1.54 - $1.64, reflecting EPS growth of 18% at the midpoint • Strengthened credit profile, enabling us to increase common stock dividend three consecutive years • Standard & Poor’s revised outlook to ‘Positive’ from ‘Stable’ • Focused on diligently managing costs • Reduced regulatory lag through cost recovery mechanisms Track Record of Performance: Improved Financial Profile 1 Narrowed 2013 earnings per share guidance range from $1.44 - $1.64 to $1.54 - $1.64; 2 All ratios calculated using Standard and Poor’s methodology. Ratios are non-GAAP measures that are defined and reconciled to GAAP in Appendix; 3 Last twelve months (LTM) as of September 30, 2013 3 10 1 2

December 2013 Investor Presentation Solid TSR Opportunities Ahead with Flexibility: Focused on Reducing Lag • Pursuit of legislative initiatives and regulatory mechanisms to reduce regulatory lag • Reduced headcount over 9% since 2008 and will continue to manage through attrition • Tight management of O&M cost without revenue offset in line with our view of demand 11

December 2013 Investor Presentation Solid TSR Opportunities Ahead with Flexibility: Rate Base Growth 1 1 Projected Net Rate Base Additions, include: Projected Net plant additions – La Cygne Environmental, Wolf Creek, Accumulated Funds Used During Construction (“AFUDC”), and other infrastructure investments in excess of depreciation in rates; Projected Change in Deferred Taxes – Book versus tax depreciation differences and impacts of bonus depreciation 12

December 2013 Investor Presentation Solid TSR Opportunities Ahead with Flexibility: Dividend Growth Targeting dividend growth of 4% - 6% • Increased common stock dividend from $0.87 per share to $0.92 per share on annual basis in November 2013 ‒ Dividend increased three consecutive years ‒ 11% increase in annual dividend since 2010 • Dividend yield of 3.9% as of December 3, 20132 • Narrowing dividend target payout ratio range from 50% - 70% to 55% - 70% • Paid a cash dividend on common stock every quarter since March 1921 1 Based on fourth quarter declared dividend 2 Based on November 2013 declared dividend 13

December 2013 Investor Presentation Focused on Shareholder Value Creation • Target significant reduction in regulatory lag • Seek to deliver earnings growth and increasing and sustainable dividends as a key component of total shareholder return • Improvement in / stability of key credit metrics is a priority Flexible Investment Opportunities • Environmental – approximately $700 million capital projects planned with clear timeline for compliance; additional $600 - $800 million to comply with proposed or final environmental regulations where timeline for compliance is uncertain • Transmission – formed Transource Energy, LLC joint venture to pursue competitive transmission projects • Renewables – driven by Missouri and Kansas Renewable Portfolio Standards • Other Growth Opportunities – selective future initiatives that will leverage our core strengths Diligent Regulatory Approach • Proven track record of constructive regulatory treatment • Credibility with regulators in terms of planning and execution of large, complex projects • Competitive retail rates on a regional and national level supportive of potential future investment Excellent Relationships with Key Stakeholders • Customers – focused on top tier customer satisfaction • Suppliers – strategic supplier alliances focused on long-term supply chain value • Employees – strong relations between management and labor (3 IBEW locals) • Communities – leadership, volunteerism and high engagement in the areas we serve GXP – Attractive Platform for Shareholders 14

December 2013 Investor Presentation • NYSE: GXP • www.greatplainsenergy.com • Company Contacts Kevin Bryant VP, Investor Relations and Strategic Planning and Treasurer Great Plains Energy (816) 556-2782 kevin.bryant@kcpl.com Tony Carreño Director, Investor Relations Great Plains Energy (816) 654-1763 anthony.carreno@kcpl.com Investor Relations Information 15

December 2013 Investor Presentation Appendix Pages Operations Overview 17-30 2013 Earnings Guidance and Projected Drivers 31-35 Third Quarter and Year to Date 2013 Update 36-47 16

December 2013 Investor Presentation Environmental1 • Estimated cost to comply with final regulations2 with clear timelines for compliance – Estimated Cost: approximately $700 million – Projects include: • La Cygne – on schedule for completion in 2015 ‒ Unit 1 (368 MW3) – scrubber and baghouse ‒ Unit 2 (343 MW3) – full Air Quality Control System (AQCS) • Mercury and Air Toxics Standards (MATS) environmental investments • Estimated cost of compliance with proposed or final regulations where timing is uncertain – Estimated Cost: $600 – $800 million – Includes Clean Air Act and Clean Water Act – Projects are less certain and timeframe cannot be estimated • Flexibility provided by environmental investments already made 1 KCP&L and GMO filed annual updates to Integrated Resource Plans (IRP) with the Missouri Public Service Commission in June 2013, outlining various resource planning scenarios for environmental compliance with its operations 2 Best Available Retrofit Technology and Mercury and Air Toxics Standards 3 KCP&L’s share of jointly-owned facility 17

La Cygne Environmental Upgrade, Construction Update

La Cygne Generation Station

- La Cygne Coal Unit 1 368 MW[1] - Wet scrubber, baghouse, activated carbon injection
- La Cygne Coal Unit 2 343 MW[1] - Selective catalytic reduction system, wet scrubber, baghouse, activated carbon injection, over-fired air, low No_x burners
- Project cost estimate, excluding AFUDC, $615 million[1]. Kansas jurisdictional share is approximately $281 million
- 2011 predetermination order issued in Kansas deeming project as requested and cost estimate to be reasonable
- Project is on schedule and on budget

Key Steps to Completion		Status
• New Chimney Shell Erected		Completed (2Q 2012)
• Site Prep; Major Equipment Purchase		Completed (3Q 2012)
• Installation of Low No_x Burners for La Cygne 2		Completed (2Q 2013)
• Major Construction	4Q 2012 – 2Q 2014	On schedule
• Startup Testing	3Q 2014	On schedule
• Tie-in Outage Unit 2	4Q 2014	On schedule
• Tie-in Outage Unit 1	1Q 2015	On schedule
• In-service	2Q 2015	On schedule

[1] KCP&L's 50% share

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December 2013 Investor Presentation

December 2013 Investor Presentation • Future renewable requirements driven by the Renewable Portfolio Standards (RPS) in Missouri and Kansas • Flexibility regarding acquisition of future renewable resources: – Through Purchased Power Agreements (PPAs) and purchases of Renewable Energy Credits (RECs); or – Adding to rate base if supported by credit profile and available equity and debt financing • Energy efficiency expected to be a key component of future resource portfolio: – Aggressive pursuit planned with appropriate regulatory recovery Based on three-year average peak retail demand Based on electricity provided to retail customers Renewable Energy and Energy Efficiency 19

Transource Overview

- Great Plains Energy (GXP) and American Electric Power (AEP) formed a joint venture, Transource Energy, LLC (Transource), to pursue competitive transmission projects
  - GXP owns 13.5% through a newly-formed subsidiary (GPE Transmission Holding Company, LLC)
  - AEP owns 86.5% through its subsidiary (AEP Transmission Holding Company, LLC)
- GXP's regulated subsidiaries, KCP&L and GMO, are seeking regulatory approval to novate two Southwest Power Pool (SPP) regional transmission projects that the companies have committed to build and are in various stages of development
  - Sibley-Nebraska City an SPP Priority Project[1] - 345kV, GMO's share is approximately 135 miles (180 miles total project and approximately $400 million estimated total costs), expected in-service: 2017
  - Iatan-Nashua an SPP Balanced Portfolio Project - 345kV, approximately 30 miles, estimated total costs of approximately $65 million, expected in-service: 2015
  - KCP&L and GMO to fund 100% of the costs of the two SPP projects until they are novated and will be reimbursed by Transource consistent with the ownership structure
- Acceptance by FERC to novate the projects expected by 1Q 2014

[1] In June 2013, the final route for this line was determined and the previous total cost estimate, including GMO's $380 million portion, is currently being reevaluated

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Transource Ownership Structure


Great Plains Energy Incorporated
American Electric Power Company, Inc.
100%
100%
GPE Transmission Holding Company, LLC
AEP Transmission Holding Company, LLC
13.5%
86.5%
TRANSOURCE SM
Transource Missouri
Transource Subsidiary (Future)
Transource Subsidiary (Future)
Missouri Transmission Projects

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December 2013 Investor Presentation

December 2013 Investor Presentation • Approximately 30-mile 345 kV transmission line and related facilities between the Iatan and Nashua substations in Missouri • Estimated Project Cost: $65 million • Expected In-service: 2015 • Approved as SPP ‘Balanced Portfolio’ project in 2009 • Expected benefits greater than cost; increases system reliability; reduces congestion; reduces regional production costs; reduces congestion for power flows between SPP and MISO Iatan – Nashua Project 22

December 2013 Investor Presentation • Approximately 135-mile (GMO’s share of the 180- mile project) 345 kV transmission line and related facilities between Nebraska and Missouri • Estimated Total Project Cost1: Approximately $400 million • Expected In-service: 2017 • Approved as the largest regional project in the SPP ‘Priority Projects’ portfolio in 2010 • Benefits: Priority Projects will increase reliability; reduce congestion; improve energy market efficiency; facilitate the integration of renewables; increase west-east transfer capability across the SPP Sibley – Nebraska City Project 23 1 In June 2013, the final route for this line was determined and the previous total cost estimate, including GMO’s $380 million portion, is currently being reevaluated.

Transource Missouri, LLC Regulatory Filings

- In October, the SPP approved the novation for the Iatan-Nashua and Sibley-Nebraska City projects to Transource Missouri. Acceptance by FERC expected by 1Q 2014

Application	Regulatory Jurisdiction	Case Number	Date Filed	Purpose	Anticipated Date for Approval
Certificate of Convenience and Necessity (CCN)	MPSC	EA-2013-0098	8/31/12	• Seeking a line CCN to construct, finance, own, operate, and maintain the Iatan-Nashua 345kV line and Sibley-Nebraska 345kV line within the state of Missouri	Stipulation and Agreement approved in 3Q 2013
Authorization to Transfer	MPSC	EO-2012-0367[1]	8/31/12	• Request authorization to transfer at cost certain transmission property to Transource Missouri, LLC • Grant waivers of Missouri Affiliate Transaction Rules	Stipulation and Agreement approved in 3Q 2013
FERC 205 Filing	FERC	ER12-2554-000[2]	8/31/12	• Request for incentive rate treatments for investment in Iatan-Nashua 345kV project and Sibley-Nebraska City 345kV project • Acceptance of Transource Missouri formula rate to capture and recover the costs of Transource Missouri's investment in the projects and any future SPP-controlled transmission asset	• Incentive rate treatment approved in 3Q 2012 • Formula rate settlement approved in 2Q 2013

[1] Regulatory filing made by KCP&L and GMO
[2] Transource will receive revenue through FERC formula rates for the Iatan-Nashua and Sibley-Nebraska City projects once they are novated

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December 2013 Investor Presentation

December 2013 Investor Presentation Incentive Requested Iatan-Nashua Project Sibley-Nebraska City Project Commission Ruling RTO Adder 50 basis points 50 basis points Granted ROE Risk Adder None 100 basis points Granted CWIP in Transmission Rate Base Yes Yes Granted Abandonment Yes Yes Granted Pre-commercial Costs/Regulatory Asset Yes Yes Granted Hypothetical (60% Equity/40% Debt) Capital Structure During Construction Yes Yes Granted Single-Issue Ratemaking: ROE Yes Yes Denied • FERC Order approved a base ROE of 9.8% with a 55% cap on the equity component of the post-construction capital structure. Inclusive of the incentives granted below, the weighted average all-in rate for the Iatan-Nashua and Sibley-Nebraska City projects is expected to be approximately 11.1% FERC 205 Filing - Case Number ER12-2554-000 25

December 2013 Investor Presentation Economic Development Activity Ford Motor Company investing $1.1 billion in its Kansas City Assembly Plant, adding approximately 2,000 jobs to support demand for F-150 truck and production of the Transit commercial van in 1Q 2014 BNSF Railway’s completes new $250 million, state-of-the-art, intermodal facility, providing businesses with a direct connection to global supply chain Diverse service territory including telecommunications, data centers and biotechnology Housing Continued improvement in Kansas City area home construction •Year-to-date October 2013, single family permits higher than yearly totals for 2008 to 2012, increasing 27% compared to the same period in 2012 •October 2013, average new home prices continued to rise, increasing 9% compared to the same period in 2012 Unemployment1 Kansas City area unemployment rate of 5.7% in October 2013 remains below the national average of 7.0% Local Economy 26 1 On a non-seasonally adjusted basis

Kansas Abbreviated Rate Case Summary

Jurisdiction	Date Filed	Requested Increase (in Millions)	Requested Increase (Percent)	Anticipated Effective Month of New Rates
KCP&L – KS	12/9/2013	$12.1	2.3%	August 2014

- Request to include in rate base approximately $110 million[1] of additional La Cygne environmental upgrade CWIP and $18 million[1] of investments placed into service
  - Based on CWIP incurred since June 30, 2012, with known and measurable changes projected through February 28, 2014
  - KCP&L's share of project cost estimate is $615 million[2] and the Kansas jurisdictional share is approximately $281 million[2]
    - Approximately $89 million[2] of remaining Kansas jurisdictional share expected to be added to rate base in 2015 general rate case
- Maintain authorized ROE of 9.5% and common equity ratio of 51.8% based on 2012 KCC rate case order
- Abbreviated rate case to also include reductions to amortization for pension and OPEB and rate case expense

[1] Includes AFUDC
[2] Excludes AFUDC

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December 2013 Investor Presentation

Key Elements of 2006 - 2012 Rate Cases

Rate Case Outcomes ($millions)

Rate Jurisdiction	Date Filed	Effective Date	Rate Base	Rate-making Equity Ratio	Return on Equity	Rate Increase Approved ($)	Rate Increase Approved (%)
KCP&L – Missouri	2/1/2006	1/1/2007	$1,270	53.69%	11.25%	$50.6	10.5%
KCP&L – Missouri	2/1/2007	1/1/2008	$1,298	57.62%	10.75%	$35.3	6.5%
KCP&L – Missouri	9/5/2008	9/1/2009	$1,496[1]	46.63%	n/a[2]	$95.0	16.16%
KCP&L – Missouri	6/4/2010	5/4/2011	$2,036	46.30%	10.00%	$34.8	5.25%
KCP&L – Missouri	2/27/2012	1/26/2013	$2,052	52.25%[3]	9.7%	$67.4	9.6%
KCP&L – Kansas	1/30/2006	1/1/2007	$1,000[1]	n/a	n/a[2]	$29.0	7.4%
KCP&L – Kansas	2/28/2007	1/1/2008	$1,100[1]	n/a	n/a[2]	$28.0	6.5%
KCP&L – Kansas	9/5/2008	8/1/2009	$1,270[1]	50.75%	n/a[2]	$59.0	14.4%
KCP&L – Kansas	12/17/2009	12/1/2010	$1,781	49.66%	10.00%	$22.0	4.6%
KCP&L – Kansas	4/20/2012	1/1/2013	$1,798	51.82%	9.5%	$33.2	6.7%
GMO - Missouri	7/3/2006	5/31/2007	$1,104	48.17%	10.25%	$58.8	Refer to fn. 4
GMO - Missouri	9/5/2008	9/1/2009	$1,474[1]	45.95%	n/a[2]	$63.0	Refer to fn. 5
GMO - Missouri	6/4/2010	6/25/2011	$1,758	46.58%	10.00%	$65.5	Refer to fn. 6
GMO – Missouri	2/27/2012	1/26/2013	$1,830	52.25%[3]	9.7%	$47.9[7]	Refer to fn. 8
GMO (Steam) –Missouri	9/5/2008	7/1/2009	$14	n/a	n/a[2]	$1.0	2.3%

[1] Rate Base amounts are approximate amounts since the cases were black box settlements; [2] Not available due to black box settlement; [3] MPSC authorized an equity ratio of approximately 52.6% or approximately 52.3% after including other comprehensive income; [4] MPS 11.6%, L&P 12.8%; [5] MPS 10.5%, L&P 11.9%; [6] MPS 7.2%, L&P 21.3%; [7] L&P $21.7 million - includes full impact of phase in from rate case ER-2010-0356; [8] MPS 4.9%, L&P 12.7% - includes full impact of phase in from rate case ER-2010-0356

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December 2013 Investor Presentation

December 2013 Investor Presentation KCP&L – Kansas KCP&L – Missouri GMO – MPS GMO – L&P Annual Revenue Increase (in millions) $ 33.2 $ 67.4 $ 26.2 $ 21.71 Percent Increase 6.7% 9.6% 4.9% 12.7%1 Rate Base (in millions) $ 1,798 $ 2,052 $ 1,364 $ 466 Authorized ROE 9.5% 9.7% 9.7% 9.7% Common Equity Ratio 51.8% 52.3%2 52.3%2 52.3%2 New Retail Rates Effective January 1, 2013 January 26, 2013 January 26, 2013 January 26, 2013 2012 Rate Case Summary 29 1 Includes full impact of phase in from rate case ER-2010-0356 2 MPSC authorized an equity ratio of approximately 52.6% or approximately 52.3% after including other comprehensive income

December 2013 Investor Presentation State Commissioners 30 Missouri Public Service Commission (MPSC) Kansas Corporation Commission (KCC) Mr. Robert S. Kenney (D) Chairman (since March 2013) Current term began: July 2009 Current term expires: April 2015 Mr. Mark Sievers (R) Chairman (since May 2011) Originally appointed: May 2011 Current term expires: March 2015 Mr. Stephen M. Stoll (D) Commissioner Current term began: June 2012 Current term expires: December 2017 Mr. Thomas E. Wright (D) Commissioner Originally appointed: May 2007 Current term expires: March 2014 Mr. William P. Kenney (R) Commissioner Current term began: January 2013 Current term expires: January 2019 Ms. Shari Feist Albrecht (I) Commissioner Originally appointed: June 2012 Current term expires: March 2016 Mr. Daniel Y. Hall (D) Commissioner1 Current term began: September 2013 Current term expires: September 2019 Fifth Seat Vacant MPSC consists of five (5) members, including the Chairman, who are appointed by the Governor and confirmed by the Senate. • Members serve six -year terms (may continue to serve after term expires until reappointed or replaced) • Governor appoints one member to serve as Chairman KCC consists of three (3) members, including the Chairman, who are appointed by the Governor and confirmed by the Senate. • Members serve four-year terms (may continue to serve after term expires until reappointed or replaced) • Commissioners elect one member to serve as Chairman 1 Appointed by Governor in September 2013; appointment is subject to confirmation by the Missouri Senate

December 2013 Investor Presentation EPS Growth Trajectory • 2012 EPS growth of 8% compared to 2011 • 2013 EPS guidance of $1.54 – $1.64 reflects EPS growth of 18% at the midpoint of the range 2013 Drivers • Assumes flat to 1% weather-normalized load growth • Benefit of new retail rates – full-year in Kansas and 11-months in Missouri • $28 million of O&M increases recovered in rates • Dilution from June 2012 equity units • Increase in Missouri property taxes and transmission costs • Continued proactive cost management − Workforce attrition − Outage management − Supply chain transformation − Rail contracts 2013 Earnings Considerations 31 1 1 Narrowed 2013 earnings per share guidance range from $1.44 - $1.64 to $1.54 - $1.64

December 2013 Investor Presentation Debt • In March 2013, KCP&L issued $300 million 10-year senior unsecured notes with a coupon rate of 3.15% • In August 2013, GMO completed a private placement for an aggregate principal amount of $350 million, with a weighted average maturity of 21.4 years and a weighted average coupon rate of 4.15%, consisting of: – Series A: $125 million 12-year senior unsecured notes with a coupon rate of 3.49% – Series B: $75 million 20-year senior unsecured notes with a coupon rate of 4.06% – Series C: $150 million 30-year senior unsecured notes with a coupon rate of 4.74% Equity • No plans to issue equity 32 2013 Financing Strategy1 1 2013 financing strategy is subject to change, depending on capital expenditures, internal cash generation, market conditions and other factors

December 2013 Investor Presentation • Effective income tax rate of approximately 35% • Federal/state combined statutory rate of approximately 38.9% impacted by: - AFUDC Equity (non-taxable) - Wind Production Tax Credits (PTC) - Amortization of Investment Tax Credits (ITC) • Do not expect to generate significant income tax liability or pay significant income taxes during 2013 due to: - Bonus depreciation of approximately $180 million - Ongoing wind PTC - Utilization of prior year Net Operating Losses (NOLs) and tax credits 2013 Guidance Assumptions Income Taxes 33

December 2013 Investor Presentation • Year-end 2012 deferred income taxes include: – $217.5 million tax credit carry forwards primarily related to Advanced Coal ITCs, wind PTCs, and Alternative Minimum Tax (AMT) credits ($88.1 million related to GMO acquisition) o Coal and wind credits expire in years 2028 to 2032 o AMT credits do not expire o $0.5 million valuation allowance on federal and state tax credits – $517.2 million of tax benefits on NOL carry forwards ($352.7 million related to the GMO acquisition) o Federal NOL carry forwards expire in years 2023 to 2031 o $23.3 million valuation allowance on state NOL tax benefits • Do not expect to generate significant income tax liability during 2013 (see previous slide) • Do not anticipate paying significant income taxes through the end of 2018 – Expect to utilize year-end 2012 NOL and tax credit carry forwards, net of valuation allowances – Estimate that impact of bonus depreciation in 2013 has delayed paying significant income taxes by about one year 2013 Guidance Assumption Deferred Income Tax 34

December 2013 Investor Presentation 2014 and 2015 Considerations 2014: •One additional month of new Missouri retail rates •La Cygne environmental upgrade AFUDC and abbreviated rate case in Kansas •Reduced capital expenditures assuming novation of two SPP approved regional transmission projects •New coal transportation contracts •Increasing property taxes and transmission costs under-recovered in Missouri •No plans to issue equity 2015: •La Cygne environmental upgrade in-service in 2Q 2015 •Anticipated new retail rates effective in 2016 on projected rate base of $6.5 billion •No plans to issue equity 35

December 2013 Investor Presentation 2013 EPS 2012 EPS Change in EPS 1Q $ 0.17 $ (0.07) $ 0.24 2Q $ 0.41 $ 0.41 $ - 3Q $ 0.93 $ 0.95 $ (0.02) YTD1 $ 1.51 $ 1.34 $ 0.17 Third Quarter 2013 EPS Reconciliation Versus 2012 Note: Numbers may not add due to the effect of dilutive shares on EPS 1 As of September 30 Contributors to Change in 2013 EPS Compared to 2012 New Retail Rates WN Demand Interest Expense Wolf Creek Weather Other Margin Regulatory Items (in O&M) General Taxes 2012 Release of Uncertain Tax Positions Other & Dilution Total 1Q 2013 $ 0.09 $ 0.02 $ 0.08 $ 0.07 $ 0.07 $ (0.06) $ (0.03) $ (0.02) $ - $ 0.02 $ 0.24 2Q 2013 $ 0.17 $ - $ 0.03 $ - $ (0.12) $ (0.04) $ (0.02) $ (0.01) $ - $ (0.01) $ - 3Q 2013 $ 0.15 $ 0.08 $ - $ (0.01) $ (0.18) $ 0.01 $ (0.02) $ (0.01) $ (0.03) $ (0.01) $ (0.02) YTD1 $ 0.40 $ 0.10 $ 0.10 $ 0.05 $ (0.24) $ (0.08) $ (0.07) $ (0.04) $ (0.03) $ (0.02) $ 0.17 36

December 2013 Investor Presentation Financial Review 2013 Earnings Guidance • Narrowed 2013 earnings per share guidance range to $1.54 – $1.64 2013 Year-To-Date Trends1 • Year-to-date weather-normalized retail MWh sales up 1% compared to 2012, in line with full-year expectations of flat to 1% • Continued diligent cost management Financing Activity • Completed GMO private placement for an aggregate principal amount of $350 million, with a weighted average maturity of 21.4 years and a weighted average coupon rate of 4.15%2 • Extended the term of Great Plains Energy, KCP&L and GMO’s credit facilities, totaling $1.25 billion, through October 2018 1 As of September 30 2 Details in Appendix 37

December 2013 Investor Presentation Earnings (millions) Earnings per Share 2013 2012 2013 2012 Electric Utility $ 145.4 $ 141.9 $ 0.95 $ 0.93 Other (2.3) 4.5 (0.02) 0.02 Net income 143.1 146.4 0.93 0.95 Less: Net income attributable to noncontrolling interest - (0.2) - - Net income attributable to Great Plains Energy 143.1 146.2 0.93 0.95 Preferred dividends (0.4) (0.4) - - Earnings available for common shareholders $ 142.7 $ 145.8 $ 0.93 $ 0.95 Common stock outstanding for the quarter averaged 153.8 million shares, compared with 153.4 for the same period in 2012 Great Plains Energy Consolidation Earnings and Earnings Per Share – Three Months Ended September 30 (Unaudited) 38

December 2013 Investor Presentation Earnings (millions) Earnings per Share 2013 2012 2013 2012 Electric Utility $ 238.5 $ 210.2 $ 1.55 $ 1.45 Other (5.8) (15.0) (0.04) (0.10) Net income 232.7 195.2 1.51 1.35 Preferred dividends (1.2) (1.2) - (0.01) Earnings available for common shareholders $ 231.5 $ 194.0 $ 1.51 $ 1.34 Common stock outstanding year to date averaged 153.7 million shares, about 6% higher than the same period in 2012 Great Plains Energy Consolidation Earnings and Earnings Per Share – Year to Date September 30 (Unaudited) 39

December 2013 Investor Presentation Gross margin is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). Gross margin, as used by Great Plains Energy, is defined as operating revenues less fuel, purchased power and transmission of electricity by others. The Company’s expense for fuel, purchased power and transmission of electricity by others, offset by wholesale sales margin, is subject to recovery through cost adjustment mechanisms, except for KCP&L’s Missouri retail operations. As a result, operating revenues increase or decrease in relation to a significant portion of these expenses. Management believes that gross margin provides a more meaningful basis for evaluating the Electric Utility segment’s operations across periods than operating revenues because gross margin excludes the revenue effect of fluctuations in these expenses. Gross margin is used internally to measure performance against budget and in reports for management and the Board of Directors. The Company’s definition of gross margin may differ from similar terms used by other companies. A reconciliation to GAAP operating revenues is provided in the table above. Three Months Ended September 30 (millions) Year-to-Date September 30 (millions) 2013 2012 2013 2012 Operating revenues $ 765.0 $ 746.2 $ 1,907.5 $ 1,829.5 Fuel (156.6) (164.7) (410.0) (422.1) Purchased power (25.7) (17.9) (99.4) (69.5) Transmission of electricity by others (13.6) (9.8) (37.9) (25.9) Gross margin $ 569.1 $ 553.8 $ 1,360.2 $ 1,312.0 Great Plains Energy Reconciliation of Gross Margin to Operating Revenues (Unaudited) 40

September 30, 2013 Debt Profile and Current Credit Ratings

($ in Millions)	Great Plains Energy Debt							
	KCP&L		GMO[1]		GPE		Consolidated	
	Amount	Rate[2]	Amount	Rate[2]	Amount	Rate[2]	Amount	Rate[2]
Short-term debt	$ 133.7	0.92%	$ 109.3	0.88%	$ 6.0	1.94%	$ 249.0	0.93%
Long-term debt[3]	2,312.1	5.13%	468.2	4.96%	742.6	5.30%	3,522.9	5.14%
Total	**$2,445.8**	**4.90%**	**$577.5**	**4.19%**	**$748.6**	**5.27%**	**$3,771.9[4]**	**4.86%**

Long-Term Debt Maturities[5]



$500
$400
$300
$200
$100
$
Debt ($ in millions)
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
GPE
GMO
KCP&L
Maturity

Current Credit Ratings

	Moody's[6]	Standard & Poor's
Great Plains Energy		
Outlook	**Stable**	**Positive**
Corporate Credit Rating	-	BBB
Preferred Stock	Ba2	BB+
Senior Unsecured Debt	Baa3	BBB-
KCP&L		
Outlook	**Stable**	**Positive**
Senior Secured Debt	A3	A-
Senior Unsecured Debt	Baa2	BBB
Commercial Paper	P-2	A-2
GMO		
Outlook	**Stable**	**Positive**
Senior Unsecured Debt	Baa3	BBB
Commercial Paper	P-3	A-2

[1] Great Plains Energy guarantees approximately 23% of GMO's debt; [2] Weighted Average Rates – excludes premium/discounts and other amortizations; [3] Includes current maturities of long-term debt; [4]Secured debt = $795 (21%), Unsecured debt = $2,977 (79%); [5] Includes long-term debt maturities through December 31, 2022; [6] On November 8, 2013, Moody's Investors Service placed the ratings for Great Plains Energy, KCP&L and GMO on review for upgrade along with most regulated utilities and utility holding companies in the United States

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December 2013 Investor Presentation

December 2013 Investor Presentation Key Credit Ratios for Great Plains Energy and Liquidity 1 All ratios calculated using Standard and Poor’s methodology. Ratios are non-GAAP measures that are defined and reconciled to GAAP in Appendix 2 Last twelve months (LTM) as of September 30, 2013 3 Includes KCP&L $110M and GMO $80M accounts receivable securitization facilities 2 2 42 ($ in millions) KCP&L GMO GPE Total Aggregate Bank Commitments3 $710.0 $530.0 $200.0 $1,440.0 Outstanding Facility Draws 0.0 0.0 6.0 6.0 Outstanding Letters of Credit 3.8 14.6 1.8 20.2 A/R Securitization Facility Draws 110.0 80.0 0.0 190.0 Available Capacity Under Facilities 596.2 435.4 192.2 1,223.8 Outstanding Commercial Paper 23.7 29.3 - 53.0 Available Capacity Less Outstanding Commercial Paper $572.5 $406.1 $192.2 $1,170.8 September 30, 2013 Liquidity

December 2013 Investor Presentation Customer Consumption Retail MWh Sales Growth Rates 3Q 2013 Compared to 3Q 2012 YTD 2013 Compared to YTD 20121 Total Change in MWh Sales Weather – Normalized Change in MWh Sales % of Retail MWh Sales Total Change in MWh Sales Weather – Normalized Change in MWh Sales2 % of Retail MWh Sales Residential (8.7%) 3.3% 42% (2.2%) 2.8% 40% Commercial (1.0%) 1.9% 45% (1.1%) 0.1% 47% Industrial 2.8% 4.2% 13% (2.9%) (1.3%) 13% (4.0%) 2.8%3 (1.8%) 1.0%3 1 As of September 30 2 Excluding 2012 Leap Day sales 3 Weighted average 43

Projected Utility Capital Expenditures[1]

Projected Utility Capital Expenditures (In Millions)	2013	2014	2015
Generating Facilities	$ 245.4	$ 230.2	$ 230.2
Distribution and transmission facilities	192.3	199.1	204.4
SPP – approved regional transmission projects	73.6	76.0	97.7
General facilities	45.7	54.9	53.3
Nuclear fuel	5.5	1.6	47.9
Environmental	162.4	148.8	82.0
Total utility capital expenditures	**$ 724.9**	**$ 710.6**	**$ 715.5**

Considerations	
Generating	• Includes costs associated with our 47% interest in Wolf Creek
Distribution and Transmission	• Includes costs associated with our vehicle fleet and expanding service areas
SPP transmission projects	• Reflects 100% of the costs associated with Iatan-Nashua and Sibley-Maryville-Nebraska City projects which we expect to novate to Transource by 2014 upon regulatory approval. Once novated to Transource, Great Plains Energy will fund 13.5% of the SPP transmission projects • In June 2013, the final route for the Sibley-Maryville-Nebraska City transmission line was determined and the previous total cost estimate, including GMO's portion is currently being reevaluated
General	• Costs associated with facilities and information systems
Environmental	• Costs associated with our share of environmental upgrades at La Cygne station expected to be completed in 2015

[1] Projected capital expenditures excludes Allowance for Funds Used During Construction (AFUDC)

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December 2013 Investor Presentation

Credit Metric Reconciliation to GAAP

Funds from operations (FFO) to adjusted debt is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). FFO to adjusted debt, as used by Great Plains Energy, is defined in accordance with Standard & Poor's methodology used for calculating FFO to debt. The numerator of the ratio is defined as net cash from operating activities (GAAP) plus non-GAAP adjustments related to operating leases, hybrid securities, post-retirement benefit obligations, capitalized interest, power purchase agreements, asset retirement obligations, changes in working capital and decommissioning fund contributions. The denominator of the ratio is defined as the sum of debt balances (GAAP) plus non-GAAP adjustments related to some of the same items adjusted for in the numerator and other adjustments related to securitized receivables and accrued interest. Management believes that FFO to adjusted debt provides a meaningful way to better understand the Company's credit profile. FFO to adjusted debt is used internally to help evaluate the possibility of a change in the Company's credit rating.

Funds from Operations (FFO) / Adjusted Debt

	2010	2011	2012	LTM[1]
Funds from operations				
Net cash from operating activities	$ 552.1	$ 443.0	$ 663.8	$ 760.7
Adjustments to reconcile net cash from operating activities to FFO:				
Operating leases	8.7	11.1	10.8	11.2
Intermediate hybrids reported as debt	28.8	28.8	7.2	
Intermediate hybrids reported as equity	(0.8)	(0.8)	(0.8)	(0.8)
Post-retirement benefit obligations	24.4	65.3	25.7	25.7
Capitalized interest	(28.5)	(5.8)	(5.3)	(9.4)
Power purchase agreements	8.3	1.6	7.8	8.1
Asset retirement obligations	(7.0)	(6.6)	(4.8)	(4.8)
Reclassification of working-capital changes	95.1	(0.8)	5.0	(46.0)
US decommissioning fund contributions	(3.7)	(3.4)	(3.3)	(3.3)
Total adjustments	125.3	89.4	42.3	(19.3)
Funds from operations	$ 677.4	$ 532.4	$ 706.1	$ 741.4
Adjusted Debt				
Notes payable	$ 9.5	$ 22.0	$ 12.0	$ 6.0
Collateralized note payable	95.0	95.0	174.0	190.0
Commercial paper	263.5	267.0	530.1	53.0
Current maturities of long-term debt	485.7	801.4	263.1	7.1
Long-term Debt	2,942.7	2,742.3	2,756.8	3,515.8
Total debt	3,796.4	3,927.7	3,736.0	3,771.9
Adjustments to reconcile total debt to adjusted debt:				
Trade receivables sold or securitized				
Operating leases	142.5	127.2	127.4	130.6
Intermediate hybrids reported as debt	(287.5)	(287.5)		
Intermediate hybrids reported as equity	19.5	19.5	19.5	19.5
Post-retirement benefit obligations	280.5	303.1	364.2	364.2
Accrued interest not included in reported debt	75.4	76.9	41.5	59.9
Power purchase agreements	19.6	105.8	129.5	131.7
Asset retirement obligations	41.1	40.4	37.1	37.1
Total adjustments	291.1	385.4	719.2	743.0
Adjusted Debt	$ 4,087.5	$ 4,313.1	$ 4,455.2	$4,514.9
FFO / Adjusted Debt	16.6%	12.3%	15.8%	16.4%

[1] Last twelve months (LTM) as of September 30, 2013

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December 2013 Investor Presentation

Credit Metric Reconciliation to GAAP

Funds from operations (FFO) interest coverage ratio is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). FFO interest coverage, as used by Great Plains Energy, is defined in accordance with Standard & Poor's methodology used for calculating FFO interest coverage. The numerator of the ratio is defined as net cash from operating activities (GAAP) plus non-GAAP adjustments related to operating leases, hybrid securities, post-retirement benefit obligations, capitalized interest, power purchase agreements, asset retirement obligations, changes in working capital and decommissioning fund contributions plus adjusted interest expense (non-GAAP). The denominator of the ratio, adjusted interest expense, is defined as interest charges (GAAP) plus non-GAAP adjustments related to some of the same items adjusted for in the numerator and other adjustments needed to match Standard & Poor's calculation. Management believes that FFO interest coverage provides a meaningful way to better understand the Company's credit profile. FFO interest coverage is used internally to help evaluate the possibility of a change in the Company's credit rating.

Funds from Operations (FFO) Interest Coverage

	2010	2011	2012	LTM[1]
Funds from operations				
Net cash from operating activities	$ 552.1	$ 443.0	$ 663.8	$ 760.7
Adjustments to reconcile net cash from operating activities to FFO:				
Operating leases	8.7	11.1	10.8	11.2
Intermediate hybrids reported as debt	28.8	28.8	7.2	
Intermediate hybrids reported as equity	(0.8)	(0.8)	(0.8)	(0.8)
Post-retirement benefit obligations	24.4	65.3	25.7	25.7
Capitalized interest	(28.5)	(5.8)	(5.3)	(9.4)
Power purchase agreements	8.3	1.6	7.8	8.1
Asset retirement obligations	(7.0)	(6.6)	(4.8)	(4.8)
Reclassification of working-capital changes	95.1	(0.8)	5.0	(46.0)
US decommissioning fund contributions	(3.7)	(3.4)	(3.3)	(3.3)
Total adjustments	125.3	89.4	42.3	(19.3)
Funds from operations	$ 677.4	$ 532.4	$ 706.1	$ 741.4
Interest expense				
Interest charges	$ 184.8	$ 218.4	$ 220.8	$ 198.0
Adjustments to reconcile interest charges to adjusted interest expense:				
Trade receivables sold or securitized				
Operating leases	8.1	7.7	7.5	7.0
Intermediate hybrids reported as debt	(28.8)	(28.8)	(14.4)	
Intermediate hybrids reported as equity	0.8	0.8	0.8	0.8
Post-retirement benefit obligations	19.4	17.6	12.0	12.0
Capitalized interest	28.5	5.8	5.3	9.4
Power purchase agreements	2.9	6.1	7.6	7.3
Asset retirement obligations	8.7	9.3	9.2	9.2
Other adjustments	(2.4)			
Total adjustments	37.2	18.5	28.0	45.7
Adjusted interest expense	$ 222.0	$ 236.9	$ 248.8	$ 243.7
FFO interest coverage (x)	4.1	3.2	3.8	4.0

[1] Last twelve months (LTM) as of September 30, 2013

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December 2013 Investor Presentation

Credit Metric Reconciliation to GAAP

Adjusted debt to total adjusted capitalization is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). Adjusted debt to total adjusted capitalization, as used by Great Plains Energy, is defined in accordance with Standard & Poor's methodology used for calculating the ratio of debt to debt and equity. The numerator of the ratio, adjusted debt, is defined as the sum of debt balances (GAAP) plus non-GAAP adjustments related to securitized receivables, operating leases, hybrid securities, post-retirement benefit obligations, accrued interest, power purchase agreements and asset retirement obligations. The denominator of the ratio, total adjusted capitalization, is defined as the sum of equity balances (GAAP) plus non-GAAP adjustments related to hybrid securities plus the non-GAAP adjusted debt as defined for the numerator. Management believes that adjusted debt to total adjusted capitalization provides a meaningful way to better understand the Company's credit profile. Adjusted debt to total adjusted capitalization is used internally to help evaluate the possibility of a change in the Company's credit rating.

Adjusted Debt / Total Adjusted Capitalization

	2010	2011	2012	3Q2013
Adjusted Debt				
Notes payable	$ 9.5	$ 22.0	$ 12.0	$ 6.0
Collateralized note payable	95.0	95.0	174.0	190.0
Commercial paper	263.5	267.0	530.1	53.0
Current maturities of long-term debt	485.7	801.4	263.1	7.1
Long-term Debt	2,942.7	2,742.3	2,756.8	3,515.8
Total debt	3,796.4	3,927.7	3,736.0	3,771.9
Adjustments to reconcile total debt to adjusted debt:				
Trade receivables sold or securitized				
Operating leases	142.5	127.2	127.4	130.6
Intermediate hybrids reported as debt	(287.5)	(287.5)		
Intermediate hybrids reported as equity	19.5	19.5	19.5	19.5
Post-retirement benefit obligations	280.5	303.1	364.2	364.2
Accrued interest not included in reported debt	75.4	76.9	41.5	59.9
Power purchase agreements	19.6	105.8	129.5	131.7
Asset retirement obligations	41.1	40.4	37.1	37.1
Total adjustments	291.1	385.4	719.2	743.0
Adjusted Debt	$ 4,087.5	$ 4,313.1	$ 4,455.2	$ 4,514.9
Total common shareholders' equity	$ 2,885.9	$ 2,959.9	$ 3,340.0	$ 3,487.0
Noncontrolling interest	1.2	1.0	-	-
Total cumulative preferred stock	39.0	39.0	39.0	39.0
Total equity	2,926.1	2,999.9	3,379.0	3,526.0
Adjustments to reconcile total equity to adjusted equity:				
Intermediate hybrids reported as debt	287.5	287.5		
Intermediate hybrids reported as equity	(19.5)	(19.5)	(19.5)	(19.5)
Total adjustments	268.0	268.0	(19.5)	(19.5)
Adjusted Equity	$ 3,194.1	$ 3,267.9	$ 3,359.5	$ 3,506.5
Total Adjusted Capitalization	$ 7,281.6	$ 7,581.0	$ 7,814.7	$ 8,021.4
Adjusted Debt / Total Adjusted Capitalization	56.1%	56.9%	57.0%	56.3%

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December 2013 Investor Presentation